As filed with the Securities and Exchange Commission on March 28, 2011    Registration No. 333-__________

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ANDREA ELECTRONICS CORPORATION

(exact name of registrant as specified in its certificate of incorporation)

NEW YORK (state or other jurisdiction of incorporation or organization)	11-0482020 (IRS Employer Identification No.)

65 Orville Drive

Bohemia, New York

(631) 719-1800

(Address, including zip code, and telephone

number, including area code, of registrant's principal executive offices)

ANDREA ELECTRONICS CORPORATION

2006 EQUITY COMPENSATION PLAN

(Full Title of the Plan(s))

Douglas J. Andrea

Copies to:

Chairman of the Board, President and

Sean P. Kehoe, Esq.

Chief Executive Officer

Kilpatrick Townsend & Stockton LLP

Andrea Electronics Corporation

607 14th Street, N.W.

65 Orville Drive

Washington, D.C.  20005

Bohemia, New York 11716

(202) 508-5800

(631) 719-1800

(Name, address, including zip code, and telephone

number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check One):

Large accelerated filer   ☐

Accelerated filer

      ☐

Non-accelerated filer    ☐  (Do not check if a smaller reporting company)

Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee
Common Stock $0.01 Par Value	8,000,000 Shares(2)	$0.08	$640,000	$74.30

(1)

Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the Andrea Electronics Corporation 2006 Equity Compensation Plan (the “2006 Plan”) as the result of a stock split, stock dividend or similar adjustment of the outstanding common stock of the Registrant pursuant to 17 C.F.R. § 230.416(a).

(2)

Represents the total number of shares (not including the 10,000,000 shares originally registered on Form S-8 (Registration No. 333-142548) filed with the Securities and Exchange Commission (“SEC”) on May 2, 2007) currently reserved for issuance upon the exercise of stock options, restricted stock awards and other types of equity-based awards under the 2006 Plan.

(3)

Estimated solely to calculate the amount of the registration fee.  Pursuant to Rule 457(c) and Rule 457(h) under the Securities Act of 1933, as amended (the “Securities Act”), reflects the weighted average exercise price determined by: (i) the exercise price of $0.11 for 859,320 shares of Registrant’s common stock subject to the exercise of options granted on July 24, 2009; (ii) the exercise price of $0.08 for 250,000 shares of Registrant’s common stock subject to the exercise of options granted on November 11, 2009; (iii) the exercise price of $0.13 for 1,000,000 shares of Registrant’s common stock subject to the exercise of options granted on August 1, 2010; (iv) the exercise price of $0.08 for 1,054,000 shares of Registrant’s common stock subject to the exercise of options granted on September 22, 2010; and (v) the last sales price of the Registrant’s common st ock, $0.01 par value per share, as reported on the OTCQB tier of the OTC Market Group of $0.06 on March 25, 2011 for the remaining 4,836,680 shares of Common Stock issuable under the 2006 Plan.

This Registration Statement shall become effective immediately upon filing in accordance with Section 8(a) of the Securities Act of 1933, as amended (the "Securities Act"), and 17 C.F.R. §230.462.

EXPLANATORY NOTE

This registration statement is being filed solely to register 8,000,000 additional shares of Andrea Electronics Corporation common stock for the Andrea Electronics Corporation 2006 Equity Compensation Plan (the “2006 Plan”).  The additional shares are additional securities of the same class as the securities for which a registration statement on Form S-8 (Registration No. 333-142548) was filed with the Securities and Exchange Commission on May 2, 2007.  Accordingly, the content of such earlier registration statement is hereby incorporated by reference in this registration statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.   Exhibits

The following exhibits are filed with or incorporated by reference into this Registration Statement on Form S-8 (numbering corresponds generally to Exhibit Table in Item 601 of Regulation S-K):

5.0

Opinion of Kilpatrick Townsend & Stockton LLP, Washington, DC, as to the legality of the Common Stock registered hereby.

23.1

Consent of Kilpatrick Townsend & Stockton LLP (contained in the opinion included as Exhibit 5.0).

23.2

Consent of Marcum LLP.

24.0

Power of Attorney (contained on the first signature page).

99.1*

Andrea Electronics Corporation 2006 Equity Compensation Plan (Incorporated by reference to Appendix A in the Registrant’s Proxy Statement on Schedule 14A (File No. 001-04324) filed with the SEC on October 17, 2006).

99.2*

Amendment to 2006 Equity Compensation Plan (Incorporated by reference to Exhibit 10.12 in the Registrant’s Form 10-K (File No. 001-04324) filed with the SEC on March 16, 2010).

*              Management Contract or Compensation Plan or Arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Andrea Electronics Corporation hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City Bohemia, State of New York, on March 28, 2011.

ANDREA ELECTRONICS CORPORATION

By:

/s/    DOUGLAS J. ANDREA

Name:    Douglas J. Andrea

Title:      Chairman of the Board, President, Chief

Executive Officer and Corporate Secretary

KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below (other than Mr. Andrea and Ms. Guiffre) constitutes and appoints Douglas J. Andrea and Corisa L. Guiffre, as the true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign any or all amendments to the Form S-8 registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, respectively, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and things requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name

Title

      Date

 /s/  DOUGLAS J. ANDREA

Chairman of the Board, President,

March 28, 2011

  Douglas J. Andrea

Chief Executive Officer and

Corporate Secretary

(Principal Executive Officer)

 /s/  CORISA L. GUIFFRE

Vice President, Chief

March 28, 2011

  Corisa L. Guiffre

Financial Officer and Assistant

Corporate Secretary

(Principal Financial and

Accounting Officer)

 /s/  GARY A. JONES

Director

March 28, 2011

  Gary A. Jones

 /s/ LOUIS LIBIN

Director

March 28, 2011

  Louis Libin

 /s/ JOSEPH J. MIGLIOZZI

Director

March 28, 2011

  Joseph J. Migliozzi

 /s/ JONATHAN D. SPAET

Director

March 28, 2011

  Jonathan D. Spaet

EXHIBIT INDEX

Exhibit No.	Description	Method of Filing
5.0	Opinion of Kilpatrick Townsend & Stockton LLP as to the legality of the Common Stock to be issued.	Filed herewith.
10.1	Andrea Electronics Corporation 2006 Equity Compensation Plan.	Incorporated by reference to Appendix A the Registrant’s Proxy Statement on Schedule 14A (File No. 001-04324) filed with the SEC on October 17, 2006.
10.2	Amendment to 2006 Equity Compensation Plan.	Incorporated by reference to Exhibit 10.12 to the Registrant’s Form 10-K (File No. 001-04324) filed with the SEC on March 16, 2010.
23.1	Consent of Kilpatrick Townsend & Stockton LLP.	Contained in the Opinion included in Exhibit 5.0.
23.2	Consent of Marcum LLP.	Filed herewith.
24.0	Power of Attorney.	Located on the signature page.